Exhibit i.

[GOODWIN PROCTER LOGO]
                                                             Goodwin Procter LLP
                                                             Counsellors at Law
                                                             Exchange Place
                                                             Boston, MA 02109
                                                             T: 617.570.1000
                                                             F: 617.523.1231


                                                      April 29, 2003


CIGNA Variable Products Group
100 Front Street
Suite 300
Worcester, MA  01601

Ladies and Gentlemen:

      Reference is made to Post-Effective Amendment No. 23 to the Registration Statement of CIGNA Variable Products Group (the "Trust") on Form N-1A (Registration No. 33-20333) filed with the Securities and Exchange Commission with respect to the funds (the "Funds") referenced below, each a series of the Trust, and specifically to Item 24(b) thereof.

o TimesSquare VP Money Market Fund (formerly known as CIGNA Variable Products Money Market Fund)
o TimesSquare VP Core Plus Bond Fund (formerly known as CIGNA Variable Products Investment Grade Bond Fund and CIGNA Variable Products Income
      Fund)
o TimesSquare VP S&P 500 Index Fund (formerly known as CIGNA Variable Products S&P 500 Index Fund)

We hereby consent to the incorporation by reference therein of (a) our opinion dated December 26, 1995 filed as an Exhibit to Post-Effective Amendment No. 10 to such Registration Statement and (b) our opinion dated April 10, 1997 filed as an Exhibit to Post-Effective Amendment No. 15 to such Registration Statement.


                                                          Very truly yours,

                                                          /s/ GOODWIN PROCER LLP

                                                          GOODWIN PROCTER LLP*


*Formerly known as Goodwin, Procter & Hoar LLP